UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
___________________________________

Date of Report: July 23, 2015
Date of earliest event reported: July 23, 2015

EURAMAX HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-05978 (Commission File Number)	58-2502320 (I.R.S. Employer Identification Number)
303 Research Drive, Suite 400 Norcross, GA 30092 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:                 (770) 449-7066

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On July 23, 2015 Euramax Holdings, Inc. (the “Company”) announced Richard C. Brown as the new President and Chief Executive Officer of the Company, effective August 10, 2015. He will also become a member of the Board of Directors of the Company (the “Board”). Mr. Brown joins the Company from Sun Capital Partners, Inc. where he was a Managing Director and Partner for the past three years and served as the Board Chairman of multiple businesses in key segments, including Chemicals, Packaging, Automotive, Distribution, Telecommunications, Construction (windows and insulation) and Consumer Products segments. Sun Capital Partners, Inc. (“Sun Capital”) is a global private equity firm focused on identifying middle market companies with untapped potential and leveraging its resources to transform such companies’ results. Since 1995, Sun Capital has invested in more than 315 companies worldwide across a broad range of industries and transaction structures.
Mr. Brown, age 55, brings to the chief executive officer role substantial leadership experience in operations, sales, marketing and general management experience, including previous roles as operational leadership with responsibility for the direction and oversight of multiple portfolio companies at Sun Capital. Previously, Mr. Brown served as the President and Chief Executive Officer of Performance Fibers, a Sun Capital Partners portfolio company, from 2008 to 2012. As Chief Executive Officer, Mr. Brown drove Performance Fiber’s international growth strategy. Prior to that, he served as the Vice President of WR Grace & Co. and President of Grace Performance Chemicals from 2005 to 2008. Earlier in his career, Mr. Brown led multiple businesses and served in various roles with the General Electric Company from 1986 to 2005, including serving as the President and Global Business Unit Leader (GE Advanced Materials), President and General Manager (GE Sealants and Adhesives), Marketing Manager (Consumer and Electronics, GE Plastics,) and Manager of Global Accounts (GE Plastics). Mr. Brown earned a bachelor’s degree in science from the University of New Hampshire System - Plymouth State University and has served on the board of directors for Kraton Polymers and Ferro Corporation.
In connection with his appointment, the Company and Mr. Brown have entered into a written employment agreement (the “Employment Agreement”) for an initial two-year term, which provides for the following compensation terms for Mr. Brown. Pursuant to the Employment Agreement, Mr. Brown will receive a base salary of $700,000 per year, subject to increase, but not decrease, at the discretion of the Board. Mr. Brown is eligible to participate in the Company’s performance based cash incentive bonus program, with a target annual bonus equal to 100% of his base salary. Subject to shareholder approval, Mr. Brown may also receive restricted common stock of the Company pursuant to the Company’s equity incentive plan. Mr. Brown is eligible to participate in the Company’s employee benefit plans as in effect from time to time on the same basis as generally made available to other senior executives of the Company.
In addition, the Employment Agreement also provides for certain payments and benefits in the event of a termination of his employment under specific circumstances. If, during the term of the Employment Agreement, his employment is terminated by the Company other than for “cause,” death or disability or by Mr. Brown for “good reason” (each as defined in his agreement), he would be entitled to (1) continuation of his base salary at the rate in effect immediately prior to the termination date for 12 months following the termination date, (2) continuation of coverage of medical insurance benefits that he would otherwise be eligible to receive as an active employee of the Company for 12 months following the termination date, and (3) a lump sum payment equal to the greater of (A) 100% of his annual base salary or (B) a pro-rata portion of his annual bonus as calculated based on the number of days worked in the year in which termination occurs as if performance conditions from January 1 of the termination year would have continued to be met at the same rate through December 31 of such year.
Mr. Brown’s receipt of the termination payments and benefits is contingent upon execution of a general release of any and all claims arising out of or related to his employment with the Company and the termination of his employment, and compliance with the restrictive covenants described in the following paragraph.
Pursuant to his employment agreement, Mr. Brown has also agreed to customary restrictions with respect to the disclosure and use of the Company’s confidential information, and has agreed that work product or inventions developed or conceived by him while employed with the Company relating to its business is the Company’s property. In addition, during the term of his employment and for the 24 month period following his termination of employment for any reason, Mr. Brown has agreed not to (1) perform services on behalf of a competing business which was the same or similar to the types services he was authorized, conducted, offered or provided to the Company, (2) solicit or induce any of the Company’s employees or independent contractors to terminate their employment with the Company, (3) solicit any actual or prospective customers with whom he had material contact on behalf of a competing business or (4) solicit any actual or prospective vendors with whom he had material contact to support a competing business.

In connection with Mr. Brown’s appointment, Hugh Sawyer will step down as interim President of the Company, effective August 10, 2015. Mr. Sawyer was appointed interim President in February 2014 pursuant to an agreement entered into by the Company with Huron Consulting Services LLC.
The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein. A copy of the press release issued by the Company announcing the new President and Chief Executive Officer is filed as Exhibit 99.1 hereto and is incorporated by reference herein.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

10.1	Employment Agreement by and between Euramax Holdings, Inc. and Richard C. Brown, dated July 23, 2015.
99.1	Press release, dated July 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EURAMAX HOLDINGS, INC.

Date: July 23, 2015	By:	/s/ Mary S. Cullin
Name: Mary S. Cullin
Title: Senior Vice President, Chief Financial Officer and Treasurer